EXHIBIT 3.2
BYLAWS
OF
OCEAN BIO-CHEM, INC.
ARTICLE I.  MEETINGS OF SHAREHOLDERS

Section 1.  Annual Meeting.  The annual meeting of the shareholders of this Corporation shall be held on the 22nd day of May of each year or at such other time and place designated by the Board of Directors of the Corporation.  Business transacted at the annual meeting shall include the election of directors of the Corporation.  If the designated day shall fall on a Sunday or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2.  Special Meetings.Special meetings of the Board of Directors shall be held when directed by the President or the Board of Directors, or when requested in writing by the shareholders of not less than 10% of all the shares entitled to vote at the meeting.  A meeting requested by shareholders shall be called for a date not less than 10 or more than 60 days after the request is made, unless the shareholders requesting the meeting designate a later date.  The call for the meeting shall be issued by the secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.

Section 3.  Place.  Meeting of shareholders shall be held at the principal place of business of the Corporation or at such other place as may be designated by the Board of Directors.

Section 4.  Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail address to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.  Notice of Adjourned Meeting.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6.  Shareholder Quorum and Voting. A  majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

Section 7.  Voting of Shares.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 8.  Proxies.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.  No proxy shall be valid after the duration of 11 months from the date thereof unless otherwise provided in the proxy.

Section 9.  Action by Shareholders Without a Meeting.  Any action required by law, these bylaws, or the Articles of Incorporation of this Corporation to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon where present and voted, as is provided by law.

ARTICLE II.  DIRECTORS

Section 1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.  Qualification.  Directors need not be residents of this state and shareholders of this Corporation.

Section 3.  Compensation.  The Board of  Directors shall have authority to fix the compensation of directors.

Section 4.  Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he  votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5.  Number.  This Corporation shall have not less than two (2) directors nor more than nine (9) directors.

Section 6.  Election and term.  Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.
At the first annual meeting of the shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7.  Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

Section 8.  Removal of Directors.  At a meeting of shareholders called expressly for that purpose, any director of the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Section 9.  Quorum and Voting.  A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 10.  Executive and Other Committees.  The Board of Directors, by resolution adopted by a majority if the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

Section 11.  Place of Meeting.  Regular and special meetings of the Board of Directors shall be held at the corporate offices, 4041 S. W. 47th Avenue, Ft. Lauderdale, FL 33314.

Section 12.  Time, Notice and Call of Meetings.  Regular meetings of the Board of Directors shall be held without notice on immediately following the annual meeting of the shareholders.  Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by personal delivery, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least ten (10) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transition of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the board of Directors may be called by the Chairman of the Board, by the President of the Corporation or by any two directors.

Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means constitute presence in person at a meeting.

Section 13.  Action Without a Meeting.  Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee.  Such consent shall have the same effect as a unanimous vote.

ARTICLE III.  OFFICERS

Section 1.  Officers.  The officers of this Corporation shall consist of a president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time.  Any two or more offices may be held by the same person.

Section 2.  Duties.  The officers of this Corporation shall have the following duties:

The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, shall preside at all meetings of the shareholders and Board of Directors

The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the President, and shall perform such duties as may be prescribed by the Board of Directors or the President.

Section 3.  Removal of Officers.  An officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the Corporation will be served thereby.

Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV.  STOCK CERTIFICATES

Section 1.  Issuance.  Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled.  No certificate shall be issued for any share until such share is fully paid.  Each certificate shall be maintained in a manner determined by the duly appointed Transfer Agent of the Corporation.

Section 2.  Form.  Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.  However, the signature of the duly appointed Transfer Agent of the Corporation placed upon any certificate, shall be an actual signature and not a facsimile, thereof.

Section 3.  Transfer of Stock.  The Corporation or its duly authorized transfer agent shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record by or his duly authorized attorney.  With respect to the actual transfer of certificates, a Power of Attorney, if any, will be retained by the duly appointed transfer agent of the Corporation, and will be filed with the related canceled certificate.

Section 4.  Lost, Stolen or Destroyed Certificates.  In case of the alleged loss or destruction of any certificate of stock issued by the Corporation, no new certificate shall be issued by the duly appointed Transfer Agent of the Corporation in lieu thereof, unless there shall first be furnished an appropriate bond of indemnity in form, and issued by a surety company, satisfactory to the duly appointed Transfer Agent of the Corporation, in at least twice the then current market value of the stock represented by such lost or destroyed certificate, in which bond the duly appointed Transfer Agent of the Corporation shall be named as one of the obligees.

ARTICLE V.  BOOKS AND RECORDS

Section 1.  Books and Records.  This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

This Corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.  Shareholders’ Inspection Rights.  Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

Section 3.  Financial Information.  Not later than four months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any shareholder or hold of voting trust certificates, in person or by agent.

ARTICLE VI.  DIVIDENDS.

The Board of Directors of this Corporation may, from time to time, declare and the Corporation may pay dividends on it shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of the Florida Statutes.

ARTICLE VII.  CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be in circular form.

ARTICLE VIII.  AMENDMENT.

These bylaws may be altered, amended or repealed, and new bylaws may be adopted, by action of the Board of Directors.

ARTICLE IX.  INDEMNIFICATION.

This Corporation may, in its discretion, indemnify any Director, Officer, employee, or agent in the following circumstances and in the following manner:

 . The Corporation may indemnify any person who was or is a party to any proceeding, (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a Director, Officer, employee, or agent of the corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be  in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonable believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

b.  The Corporation may indemnify any person, who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonable incurred in connection with the defense or settlement of such proceeding, including an appeal thereof.  Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonable believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the cause, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

c.  To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits of otherwise in defense of any proceeding referred to in this Article IX, Subsection a or Subsection b, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

d.  Any indemnification under this Article IX, Subsection a or Subsection b, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article IX, Subsection a or Subsection b.  Such determination shall be made

(i)           by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding;

(ii)          if such a quorum is not obtainable or, even if obtainable by majority vote of a committee duly designated by the Board of Directors (in which Directors who are parties may participate) consisting solely of two or more Directors on at the time parties to the proceeding;

(iii)         By independent legal counsel:

(a)
Selected by the Board of Directors prescribed in paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which Directors who are parties may participate); or

(iv)         By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable by a majority vote of shareholders who were not parties to such proceeding.

e.  Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible.  However, if the determination of permissibility is made by independent legal counsel, persons specified by Paragraph (iii) of  Subsection d of this article IX shall evaluate the reasonableness of expenses and may authorize indemnification.

f.  Expenses incurred by an Officer or Director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such preceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section.  Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

g.  The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a Corporation may make any other or further indemnification or advancement of expenses of any of its Directors, Officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.  However, indemnification of advancement of expenses shall not be made to or on behalf of any Director, Officer, employee, or agent if a judgment of other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(i)          A violation of the criminal law, unless the Director, Officer, employee,  or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

(ii)         A transaction from which the Director, Officer, employee, or agent derived an improper personal benefit;

(iii)         In the case of a Director, a circumstance under which the liability provisions of Chapter 607.144, Florida Statutes, are applicable; or

(iv)        Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

h.  Indemnification and advancement of expense as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

i.  Unless the Corporation’s Articles of Incorporation provided otherwise, notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the Board or of the shareholders in the specific case, a Director, Officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for the indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.  On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(i)           The Director, Officer, employee, or agent is entitled to mandatory indemnification under Subsection c, in which case the court shall also order the Corporation to pay the Director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses.

(ii)          The Director, Officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to Subsection g; or

(iii)         The Director, Officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Subsection a, Subsection b, or Subsection g.

j.  For purposes of this section, the term “Corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent, of a constituent corporation, or is or was serving at the request of a constituent corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

k.  For purposes of the section:

(i)           The term “other enterprises” includes employee benefit plans;

(ii)          The term “expenses” includes counsel fees, including those for appeal;

(iii)         The term “liability” includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(iv)        The term “proceeding” includes any threatened, pending, or completed action, suit or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(v)         The term “agent” includes a volunteer’

(vi)        The term “serving at the request of the Corporation” includes any Service as a Director, Officer, employee or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(vii)       The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

l.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

m.  If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders of  written notice of the next annual meeting of shareholders, unless such meeting is held within three (3) months from the date of such payment, and in any event, within fifteen (l5) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.